Exhibit 99.1

From:	Brendan Conway (media)

414-221-4444

brendan.conway@wecenergygroup.com

Beth Straka (investment community)

414-221-4639

beth.straka@wecenergygroup.com

May 23, 2024

WEC Energy Group announces pricing of $750 million of 4.375% Convertible Senior Notes due 2027 and $750 million of 4.375% Convertible Senior Notes due 2029

MILWAUKEE, May 22, 2024 - WEC Energy Group, Inc. (NYSE: WEC) today announced the pricing of $750,000,000 in aggregate principal amount of its 4.375% convertible senior notes due 2027 (the “2027 convertible notes”) and $750,000,000 in aggregate principal amount of its 4.375% convertible senior notes due 2029 (the “2029 convertible notes” and, together with the 2027 convertible notes, the “convertible notes”) in a private offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). In addition, WEC Energy Group granted the initial purchasers of the convertible notes an option to purchase, within a 13-day period beginning on, and including, the date the convertible notes are first issued, up to an additional $112,500,000 in aggregate principal amount of the 2027 convertible notes and up to an additional $112,500,000 in aggregate principal amount of the 2029 convertible notes. The offering is expected to close on May 28, 2024, subject to customary closing conditions.

The convertible notes will be senior, unsecured obligations of WEC Energy Group. Interest on the convertible notes will be paid semiannually, at a rate of 4.375% per annum (in the case of the 2027 convertible notes) and at a rate of 4.375% per annum (in the case of the 2029 convertible notes). The convertible notes will mature on June 1, 2027 (in the case of the 2027 convertible notes) and June 1, 2029 (in the case of the 2029 convertible notes), unless earlier converted or repurchased in accordance with their terms or (in the case of the 2029 convertible notes) redeemed by WEC Energy Group.

Prior to March 1, 2027 (in the case of the 2027 convertible notes) or March 1, 2029 (in the case of the 2029 convertible notes), holders will have the right to convert their convertible notes only upon the occurrence of certain events and during certain periods. From and after March 1, 2027 (in the case of the 2027 convertible notes) or March 1, 2029 (in the case of the 2029 convertible notes), holders will have the right to convert their convertible notes at any time until the close of business on the second scheduled trading day immediately preceding the maturity date of the applicable series of convertible notes. Upon conversion, WEC Energy Group will pay cash up to the aggregate principal amount of the convertible notes of the applicable series to be converted and pay or deliver, as the case may be, cash, shares of WEC Energy Group’s common stock, or a combination of cash and shares of common stock, at WEC Energy Group’s election, in respect of the remainder, if any, of WEC Energy Group’s conversion obligation in excess of the aggregate principal amount of the convertible notes of the applicable series being converted.

The conversion rate for the 2027 convertible notes will initially be 10.1243 shares of WEC Energy Group’s common stock per $1,000 principal amount of the 2027 convertible notes (equivalent to an initial conversion price of approximately $98.77 per share of common stock), representing an initial conversion premium of approximately 20.0% above the last reported sale price of WEC Energy Group’s common stock on May 22, 2024. The conversion rate for the 2029 convertible notes will initially be 10.1243 shares of WEC Energy Group’s common stock per $1,000 principal amount of the 2029 convertible notes (equivalent to an initial conversion price of approximately $98.77 per share of common stock), representing an initial conversion premium of approximately 20.0% above the last reported sale price of WEC Energy Group’s common stock on May 22, 2024. The conversion rate of each series of convertible notes is subject to adjustment in certain circumstances. In addition, following certain corporate events that occur prior to the maturity date of each series of the convertible notes or, with respect to the 2029 convertible notes, if WEC Energy Group delivers a notice of redemption, WEC Energy Group will, in certain circumstances, increase the conversion rate of the applicable series of convertible notes for any holder who elects to convert its notes of such series in connection with such corporate event or notice of redemption, as the case may be.

If WEC Energy Group undergoes a fundamental change (as defined in the indentures that will govern the convertible notes), subject to certain conditions, holders of the convertible notes may require WEC Energy Group to repurchase for cash all or any portion of their convertible notes at a repurchase price equal to 100% of the principal amount of the convertible notes to be repurchased, plus accrued and unpaid interest to, but excluding, the repurchase date.

WEC Energy Group may not redeem the 2027 convertible notes prior to their maturity date. WEC Energy may not redeem the 2029 convertible notes prior to June 1, 2027. WEC Energy Group may redeem for cash all or part (subject to certain limitations on partial redemptions) of the 2029 convertible notes, at its option, on or after June 1, 2027 and on or prior to the 41st scheduled trading day immediately preceding the maturity date, if the last reported sale price of WEC Energy Group's common stock has been at least 130% of the conversion price of the 2029 convertible notes then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which WEC Energy Group provides notice of redemption. The redemption price for the 2029 convertible notes will equal 100% of the principal amount of the 2029 convertible notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date.

WEC Energy Group intends to use the net proceeds from this offering for general corporate purposes, including the repayment of short-term indebtedness.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful. The offer and sale of the convertible notes and the shares of common stock issuable upon conversion of the convertible notes, if any, have not been, and will not be, registered under the Securities Act or the securities laws of any other jurisdiction, and the convertible notes and such shares of common stock may not be offered or sold without registration or an applicable exemption from registration requirements.

WEC Energy Group (NYSE: WEC), based in Milwaukee, is an energy company serving 4.7 million customers in Wisconsin, Illinois, Michigan and Minnesota.

The company’s principal utilities are We Energies, Wisconsin Public Service, Peoples Gas, North Shore Gas, Michigan Gas Utilities, Minnesota Energy Resources and Upper Michigan Energy Resources. Another major subsidiary, We Power, designs, builds and owns electric generating plants. In addition, WEC Infrastructure LLC owns a growing fleet of renewable generation facilities in states ranging from South Dakota to Texas.

Forward-looking statements

Certain statements contained in this press release are “forward-looking statements” under federal securities laws. These statements are based upon management’s current expectations and are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated in the forward-looking statements. Readers are cautioned not to place undue reliance on these statements. Forward-looking statements include, among other things, statements regarding the completion of the offering of convertible notes and the intended use of proceeds.

Factors that could cause actual results to differ materially from those contemplated in any forward-looking statements include, but are not limited to: market conditions; the satisfaction of closing conditions related to the offering; and risks relating to WEC Energy Group’s business, including those described under the heading “Factors Affecting Results, Liquidity and Capital Resources” in Management’s Discussion and Analysis of Financial Condition and Results of Operations and under the headings “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” in the company’s Annual Report on Form 10-K for the year ended December 31, 2023, and in subsequent reports filed with the Securities and Exchange Commission. There can be no assurance that the offering of convertible notes will be completed on the anticipated terms, or at all. Except as may be required by law, WEC Energy Group expressly disclaims any obligation to update any forward-looking information.